Your Vote Counts! TRANSOCEAN LTD. 2021 Annual General Meeting Vote by 11:59 PM EDT May 26, 2021 / 5:59 AM CEST Swiss Time on May 27, 2021 TRANSOCEAN LTD. TURMSTRASSE 30 CH-6312 STEINHAUSEN SWITZERLAND D47379-P55010-P54680 You invested in TRANSOCEAN LTD. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 27, 2021. Get informed before you vote View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting on or prior to May 10, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Meeting Date* May 27, 2021 6:30 p.m. Swiss Time Smartphone users Point your camera here and vote without entering a control number The offices of Transocean Ltd. Turmstrasse 30 6312 Steinhausen Switzerland *Please check the meeting materials for any special requirements for meeting attendance. V1 For complete information and to vote, visit www.ProxyVote.com Control #

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Approval of the 2020 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2020 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2020	For
2.	Discharge of the Members of the Board of Directors and Executive Management Team From Liability for Activities During Fiscal Year 2020	For
3.	Appropriation of the Accumulated Loss for Fiscal Year 2020 and Release of CHF 8.0 Billion of Statutory Capital Reserves from Capital Contribution and Allocation to Free Capital Reserves from Capital Contribution	For
4.	Renewal of Shares Authorized for Issuance	For
5.	Election of 11 Directors (5A – 5K), Each for a Term Extending Until Completion of the Next Annual General Meeting	
5A.	Glyn A. Barker	For
5B.	Vanessa C.L. Chang	For
5C.	Frederico F. Curado	For
5D.	Chadwick C. Deaton	For
5E.	Vincent J. Intrieri	For
5F.	Samuel J. Merksamer	For
5G.	Frederik W. Mohn	For
5H.	Edward R. Muller	For
5I.	Margareth Øvrum	For
5J.	Diane de Saint Victor	For
5K.	Jeremy D. Thigpen	For
6.	Election of Chadwick C. Deaton as the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	For
7.	Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	
7A.	Glyn A. Barker	For
7B.	Vanessa C.L. Chang	For
7C.	Samuel J. Merksamer	For
8.	Election of Schweiger Advokatur / Notariat as the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	For
9.	Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2021 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One-Year Term	For
10.	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2021	For
11.	Prospective Vote on the Maximum Compensation of the Board of Directors and the Executive Management Team, respectively	
11A.	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2021 Annual General Meeting and the 2022 Annual General Meeting	For
11B.	Ratification of an amount of US $24,000,000 as the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2022	For
12.	Approval of Amendment and Restatement of the Transocean Ltd. 2015 Long-Term Incentive Plan	For

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